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Exhibit 99.25

FOR IMMEDIATE RELEASE

               EUROTECH, LTD. SIGNS TECHNOLOGY EXCHANGE AGREEMENT
                        WITH HOMECOM COMMUNICATIONS, INC.

FAIRFAX, Va.--(BUSINESS WIRE)--March 27, 2003--Eurotech, Ltd. (OTC Pink Sheets:
EUOT) announced today that the company has agreed to license the rights it owns to the EKOR, HNIPU and Electro Magnetic Radiography (EMR) technologies to HomeCom Communications, Inc. (HomeCom) (OTCBB: HCOM). The agreement calls for Eurotech to exchange the license to the technology in exchange for a 75% majority ownership in HomeCom and a seven per cent royalty payment on net sales. Eurotech's stock interest will be represented by Series F Convertible Preferred Stock, which, when sufficient shares of HomeCom common stock are authorized by its stockholder, will be convertible into HomeCom common stock. Eurotech and HomeCom plan to file a proxy to authorized the issuance of the additional shares. Upon the closing of the sale of the HomeCom's exiting web hosting business (which also requires stockholder approval), Eurotech will have rights to majority control of the HomeCom Board of Directors and responsibility for the assignment of any new executive management positions in HomeCom. The proposed transactions are subject to the satisfaction of certain conditions set forth in the transaction documents.

The HomeCom transaction is expected to enable Eurotech to accelerate the delivery to market of its environmental technologies and advanced materials for use in industrial products such as its hybrid non-isocyanate polyurethane (HNIPU) for coatings and paints, and its radiation-resistant EKOR nuclear encapsulant. EMR is ready to deploy for imaging of subterranean nuclear and hazardous wastes in ground and marine settings, and for oil exploration. Interested resin/binder formulators for HNIPU are being evaluated with a goal of finalizing a new technology transfer partner, anticipated no later than third quarter 2003, EKOR is in production and being marketed to nuclear waste managers in the US and abroad.

Eurotech's corporate focus will be managing its assets and holdings, including its ownership in Markland Technologies, Inc. (OTCBB:MKLD) and HomeCom. The Company has negotiated the elimination of the balance of its preferred share obligations in exchange for certain preferred stock of Markland and HomeCom, which it will acquire in the HomeCom and related transactions.

Upon completion of the HomeCom transaction, Eurotech believes that it can reduce its current burn rate by about 50%. The transaction also creates a more attractive structure to secure long term financing for Eurotech.

About Eurotech, Ltd.

Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential. Safe Harbor Statement



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Under the Private Securities Litigation Reform Act of 1995 Investors are
cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech, Ltd. officials during presentations about Eurotech, Ltd., are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.

Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech, Ltd. does business, among other things. These statements are not guarantees of future performance and Eurotech, Ltd. has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech Ltd.'s filings with the Securities and Exchange Commission.

For more information, contact Dawn Van Zant, ECON Investor Relations, Inc., via email dvanzant@investorideas.com.